UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021

TARONIS FUELS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-56101	32-0547454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

24980 N. 83rd Avenue, Suite 100

Peoria, AZ 85383

(Address of principal executive offices) (Zip Code)

(866) 370-3835

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2021, Taronis Fuels, Inc., a Delaware corporation (the “Company”), entered into common stock purchase agreements (the “Purchase Agreements”) with certain institutional and accredited investors relating to the sale of 5,498,668 shares of the Company’s common stock for gross proceeds to the Company of approximately $16.5 million (the “Private Placement”). The Private Placement closed on June 4, 2021. The Private Placement was completed at a fixed price of $3.00 per share of common stock, with no warrants issued to investors. The Company entered into customary registration rights agreements with the investors at the closing (the “Registration Rights Agreements”).

After deducting the placement agent cash fees and the Company’s estimated offering expenses, the Company estimates the net proceeds from the Private Placement will be approximately $15.7 million. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, including reducing debt obligations and pursuing several important growth initiatives.

Certain directors, executive officers and other employees of the Company participated in the Private Placement, purchasing approximately $1.3 million of common stock in the aggregate. The participation of these directors, executive officers and other employees in the Private Placement was disclosed to, and approved by, the Company’s Board of Directors (the “Board”).

The foregoing descriptions of the Purchase Agreements and Registration Rights Agreements are not complete and are qualified in their entirety by the full text of the forms of Purchase Agreement and Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 1.01 is incorporated by reference into this Item 3.02.

On June 4, 2021, the Company issued 5,498,668 shares of common stock upon the closing of the Private Placement. In addition, the Company issued (i) 206,200 shares of common stock to Kingswood Capital Markets, division of Benchmark Investments, Inc. (“Kingswood”), as consideration for Kingswood acting as placement agent in connection with the Private Placement, and (ii) 1,416,668 shares of common stock upon the automatic conversion of $4.25 million of senior convertible promissory notes, which notes were described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2021. All such shares of common stock were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 3, 2021, the Company appointed Kevin Foti as the Company’s President and Chief Executive Officer, effective June 14, 2021, and as a member of the Board, effective immediately following the closing of the Private Placement on June 4, 2021. Tobias Welo, who has served as the Company’s interim President and Chief Executive Officer since April 10, 2021, will step down from his duties as interim President and Chief Executive Officer on June 14, 2021 and continue as Chairman of the Board.

Mr. Foti, 61, has over 30 years of experience in the industrial gas business with Praxair, Inc. / Linde PLC, where he most recently served as President of the U.S. industrial gas merchant and on-site business from September 2015 through December 2019. Prior to that role, Mr. Foti was President of NuCO2 for two years, which Praxair acquired in 2013. Mr. Foti has previously served in roles spanning sales engineer, customer service manager, operations manager, and regional manager.

In connection with Mr. Foti’s appointment as President and Chief Executive Officer, he entered into an employment agreement (the “Foti Employment Agreement”) with the Company on June 3, 2021, which becomes effective June 14, 2021. The Foti Employment Agreement provides for, among other things, an annual base salary of $325,000, participation in the Company’s annual performance incentive programs, eligibility for equity awards under the Company’s equity incentive plans, and participation in the Company’s benefit plans. In connection with Mr. Foti’s appointment as President and Chief Executive Officer, the Board approved a pro-rated equity grant for fiscal 2021 valued at $212,215 and an initial on-boarding grant valued at $650,000, in each case split evenly between stock options and restricted stock units. The stock option awards have a three-year vesting schedule and a ten-year term, while the restricted stock units vest over three years.

The Foti Employment Agreement also provides that upon a termination by the Company other than for “cause” or if Mr. Foti resigns for “good reason,” the Company will pay Mr. Foti an amount equal to 12 months of base salary, or 18 months of base salary if the termination is in connection with a “change of control,” plus in each case continued medical coverage for up to 12 months.

The foregoing description of the Foti Employment Agreement is not complete and is qualified in its entirety by the full text of the Foti Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated by reference herein.

On June 3, 2021, the Board also appointed Wilbur Ross as a director, effective immediately following the closing of the Private Placement on June 4, 2021.

Mr. Ross was sworn in by Vice President Mike Pence as the 39th Secretary of Commerce on February 28, 2017. Secretary Ross was the principal voice of business in the Trump Administration, ensuring that U.S. entrepreneurs and businesses have the tools they need to create jobs and economic opportunity. Secretary Ross is the former Chairman and Chief Strategy Officer of WL Ross & Co. LLC and has over 55 years of investment banking and private equity experience.

There are no family relationships between either of Mr. Foti or Mr. Ross and any of the Company’s directors or executive officers. There have been no related party transactions involving Mr. Foti or Mr. Ross (or any of their respective immediate family members) required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than Mr. Ross’s purchase of 1,333,334 shares of common stock in the Private Placement for an aggregate purchase price of $4.0 million. Each of Mr. Foti and Mr. Ross has entered into the Company’s standard form of indemnification agreement. The Board has not yet made a determination as to the committees of the Board on which Mr. Foti or Mr. Ross may serve.

On June 3, 2021, Thomas Wetherald and Peter Molloy each notified the Company of his resignation from the Board, effective December 31, 2021. Neither Mr. Wetherald’s resignation nor Mr. Molloy’s resignation was the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Item 7.01 Regulation FD Disclosure.

On June 4, 2021, the Company issued a press release announcing the Private Placement, the appointment of Mr. Foti as President and Chief Executive Officer of the Company, and the appointments of Mr. Foti and Mr. Ross to the Board. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The Company provided the supplemental disclosure below in a confidential private placement memorandum used in connection with the Private Placement. The supplemental disclosure should be read in conjunction with the Company’s filings with the SEC.

Allegations and Internal Investigation

After joining the Company as Chief Financial Officer in November 2020, Mary Pat Thompson discovered what she believed to be fraudulent accounting practices at the Company relating to the underreporting of cost of goods sold, and the overreporting of gross income, in the second and third quarters of fiscal 2020 (the “Allegations”). The incumbent Board at the time thereafter retained a law firm to investigate the Allegations. In February 2021, the law firm communicated its preliminary findings to the Audit Committee of the Board, finding a credible basis for each of the Allegations and recommending further investigation. As previously disclosed, on April 10, 2021, the newly reconstituted Board commenced an investigation of the Company’s previously issued accounting results (including the Allegations) and internal controls, to be overseen by the Company’s newly reconstituted Audit Committee. Also on April 10, 2021, the Board authorized the retention of forensic accountants and external counsel to assist in the investigation of the Company’s previously issued financial statements. The investigation is in its early stages and the Company cannot predict its duration or outcome.

SEC Investigation and Subpoenas

On August 28, 2020, the SEC ordered an investigation into potential violations of Section 17(a) of the Securities Act and Sections 13(a) and 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, by BBHC, Inc. (f/k/a Taronis Technologies, Inc.) (“Taronis Technologies”) and its officers, directors and employees. The investigation concerns, among other things, potential false statements made by Taronis Technologies relating to increases in revenue, acquisitions, ownerships of patents, material developments in operations, and partnerships with various municipalities and corporations. On December 14, 2020, the SEC issued a subpoena to Taronis Technologies in connection with the investigation, and on January 11, 2021 and February 12, 2021, the SEC issued subpoenas to the Company. While the documents requested in the January 11, 2021 subpoena largely mirrored the requests made to Taronis Technologies, the February 12, 2021 subpoena requested documents relating to the Allegations, among other documents.

The Company intends to cooperate fully with the SEC in its investigation. There can be no assurance regarding the outcome of the SEC investigation, including potential civil penalties against the Company.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This report contains statements which constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements, which are based on certain assumptions and reflect the Company’s plans, estimates and beliefs, can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “would,” or other comparable terms. These forward-looking statements include, but are not limited to, statements concerning the timing and outcome of the internal investigation, the outcome of any regulatory investigations (including by the SEC), and any other statements other than statements of historical fact. Actual results could differ materially from those discussed in any forward-looking statements. Factors that could cause or contribute to these differences include those discussed in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 and subsequent filings with the SEC, and presently unknown risks or uncertainties that may arise in the future. The Company qualifies all of the information presented in this report, and particularly the forward-looking statements, by these cautionary statements. The Company cautions readers not to place undue reliance upon any such forward-looking statements. The Company disclaims any obligation, except as specifically required by law, to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Common Stock Purchase Agreement.
10.2	Form of Registration Rights Agreement.
10.3	Employment Agreement, dated June 3, 2021, between the Company and Kevin Foti.
99.1	Press release dated June 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2021	TARONIS FUELS, INC.

	By:	/s/ Mary Pat Thompson
	Name:	Mary Pat Thompson
	Title:	Chief Financial Officer and Treasurer